UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2022

RxSight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40690	94-3268801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbia
Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 521-7830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RXST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2022, RxSight, Inc. (the “Company”) issued a press release announcing preliminary unaudited fourth quarter and full year 2021 financial and operational results. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Current Report on Form 8-K under Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

Channels for Disclosure of Information

Investors and others should note that the Company may announce material information to the public through filings with the Securities and Exchange Commission, its website (www.rxsight.com), press releases, public conference calls, and public webcasts. The Company uses these channels, as well as social media, to communicate with the public about the Company, its products and other matters. As such, investors, the media and others are encouraged to review the information disclosed through the Company’s social media and other channels listed above as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Item 9.01 Financial Statements and Exhibits.

Exhibit number	Description
99.1	Press Release dated January 9, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RxSight, Inc.

Date:	January 10, 2022	By:	/s/ Shelley Thunen
Name: Shelley Thunen Title: Chief Financial Officer